Exhibit 10.2

INTERCREDITOR AGREEMENT
INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 17, 2014, by and among ViSalus, Inc., a Nevada corporation (the “Borrower”), Blyth, Inc., a Delaware corporation (“Blyth”), and Ryan Blair, Nick Sarnicola, Blake Mallen and Robert Goergen (such four individuals are collectively referred to below as the “Founder Lenders” and individually as a “Founder Lender”; the term “Lenders” as used herein shall mean, collectively, Blyth and the Founder Lenders and the term “Lender” shall refer to one of the Lenders individually).
W I T N E S S E T H:
WHEREAS, the Borrower and Blyth are, simultaneously with the execution and delivery of this Agreement, executing and delivering a Revolving Loan Agreement of even date herewith (as such Revolving Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time, the “ViSalus Blyth Revolving Loan Agreement”); and
WHEREAS, the Borrower and the Founder Lenders are, simultaneously with the execution and delivery of this Agreement, executing and delivering a Revolving Loan Agreement of even date herewith (as such Revolving Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time, the “ViSalus Founder Revolving Loan Agreement”; the term “Revolving Loan Agreements” as used in this Agreement shall mean the ViSalus Blyth Revolving Loan Agreement and the ViSalus Founder Revolving Loan Agreement collectively); and
WHEREAS, it is a condition precedent to the making of any loans under each of the Revolving Loan Agreements that the parties hereto execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS.
The following additional terms when used in this Agreement shall have the following respective meanings:
“Default” shall mean a Default as defined in the ViSalus Blyth Revolving Loan Agreement or the ViSalus Founder Revolving Loan Agreement, as the case may be.

“Default Expense Obligations” means, collectively, without duplication, any and all costs and expenses owed under Section 8.7(a) of the ViSalus Blyth Revolving Loan Agreement or Section 8.7(a) of the ViSalus Founder Revolving Loan Agreement.
“Event of Default” shall mean an Event of Default as defined in the ViSalus Blyth Revolving Loan Agreement or the ViSalus Founder Revolving Loan Agreement, as the case may be.
“Interest Obligations” means, collectively, without duplication, any and all interest which at any time accrues (or is otherwise earned) under or otherwise with respect to any of the following: the ViSalus Blyth Revolving Credit Loans, the ViSalus Blyth Note, the ViSalus Founder Revolving Credit Loans or the ViSalus Founder Notes.
“Notes” means, collectively, the ViSalus Blyth Note and the ViSalus Founder Notes.
“Obligations: means, collectively, the Default Expense Obligations, the Interest Obligations, the Principal Obligations and the Other Obligations.
“Other Obligations” means, collectively, without duplication, any and all amounts (including amounts under Section 8.7(b) of the ViSalus Blyth Revolving Loan Agreement or Section 8.7(b) of the ViSalus Founder Revolving Loan Agreement) at any time owing under the ViSalus Blyth Revolving Loan Agreement, the ViSalus Blyth Note, the ViSalus Founder Revolving Loan Agreement or the ViSalus Founder Notes other than Default Expense Obligations, Interest Obligations or Principal Obligations. In no event shall the Other Obligations be interpreted to mean or include any Default Expense Obligations, Interest Obligations, or Principal Obligations or any damage or loss or the like resulting from failure to pay any of Default Obligations, Interest Obligations, or Principal Obligations (it being the intent of the parties that such damage or loss or the like shall be considered to be a part of part of Default Expense Obligations, Interest Obligations, or Principal Obligations, as applicable).
“Principal Obligations” means, collectively, without duplication, any and all principal at any time owing under or otherwise with respect to any of the following: the ViSalus Blyth Revolving Credit Loans, the Blyth ViSalus Note, the ViSalus Founder Revolving Credit Loans or the Founder ViSalus Notes.
“Pro-Rata Share” means at any applicable time:
(i)    With respect to the Default Expense Obligations, the ratio (immediately prior to the applicable application of payment) of (1) the then Default Expense Obligations owing to Blyth (in the case of Blyth’s Pro-Rata Share) or owing to the Founder Lenders (in the case of the Founder Lenders’ Pro-Rata Share) to (2) the then aggregate Default Expense Obligations.
(ii)    With respect to the Interest Obligations, the ratio (immediately prior to the applicable application of payment) of (1) the then Interest Obligations owing to Blyth (in the case of Blyth’s Pro-Rata Share) or owing to the Founder Lenders (in the case of Founder Lenders’ Pro-Rata Share) to (2) the then aggregate Interest Obligations.
(iii)    With respect to the Principal Obligations, the ratio (immediately prior to the applicable application of payment) of (1) the then Principal Obligations owing to Blyth (in the case of Blyth’s Pro-Rata Share) or owing to the Founder Lenders (in the case of Founder Lenders’ Pro-Rata Share) to (2) the then aggregate Principal Obligations.
(iv)    With respect to the Other Obligations, the ratio (immediately prior to the applicable application of payment) of (1) the then Other Obligations owing to Blyth (in the case of Blyth’s Pro-Rata Share) or owing to the Founder Lenders (in the case of Founder Lenders’ Pro-Rata Share) to (2) the then aggregate Other Obligations.
“Proceeding” means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, or assignment for the benefit of creditors with respect to the Borrower or its properties or any other case or proceeding for the reorganization or the liquidation, dissolution or other winding up of the Borrower or its properties.
“Revolving Credit Loans” means, collectively, the ViSalus Blyth Revolving Credit Loans and the ViSalus Founder Revolving Credit Loans.
“Subrogation Received Payments” has the meaning set forth in Section 2(e) of this Agreement.
“Surrendered Payment”: means any payment of any Obligation which is surrendered as contemplated by Section 8.19 of either Revolving Loan Agreement.
“ViSalus Blyth Note” means the Note as defined in the ViSalus Blyth Revolving Loan Agreement.
“ViSalus Blyth Revolving Credit Loans” means the “Revolving Credit Loans” as defined in the ViSalus Blyth Revolving Loan Agreement.
“ViSalus Founder Notes” means the “Notes” as defined in the ViSalus Founder Revolving Loan Agreement.
“ViSalus Founder Revolving Credit Loans” means the “Revolving Credit Loans” as defined in the ViSalus Founder Revolving Loan Agreement.

SECTION 2.	PRO-RATA SHARING OF PAYMENTS.
(a)    Any and all voluntary prepayments, with respect to the Principal Obligations, made any time during which there is no Event of Default or Default under either of the Revolving Loan Agreements shall be applied and allocated as follows: Blyth shall receive its Pro-Rata Share of such prepayment and the Founder Lenders shall receive their Pro-Rata Share of such prepayment.

(b)    Any and all payments (from whatever source) made at any time made with respect to the Default Expense Obligations, the Interest Obligations or the Principal Obligations, other than the voluntary prepayments of principal that are applied pursuant to Section 2(a) above, shall, with the sole exceptions being (x) the Subrogation Received Payments (if any) and (y) as set forth in Section 3(a) below, be applied and allocated in the following order and manner:
(i)    First, to the payment of the then Default Expense Obligations, with Blyth receiving its Pro-Rata Share and the Founder Lenders receiving their Pro-Rata Share.
(ii)    Second, to the payment of the then Interest Obligations, with Blyth receiving its Pro-Rata Share and the Founder Lenders receiving their Pro-Rata Share.
(iii)    Third, to the payment of the then Principal Obligations, with Blyth receiving its Pro-Rata Share and the Founder Lenders receiving their Pro-Rata Share.
(c)    Any and all payments (from whatever source) at time made at any time made with respect to the Other Obligations shall, with the sole exceptions being (x) the Subrogation Received Payments (if any) and (y) as set forth in Section 3(a) below, be applied and allocated as follows:
(i)    If no Event of Default or Default then exists under either of the Revolving Loan Agreements: Blyth shall receive its Pro-Rata Share of such payment and the Founder Lenders shall receive their Pro-Rata Share of such payment.
(ii)    If an Event of Default or Default then exists under either of the Revolving Loan Agreements: the payment of the Other Obligations shall only be applied after all Default Expense Obligations, Interest Obligations, and Principal Obligations are first paid in full; after such payment in full, Blyth shall receive its Pro-Rata Share of such payment of the Other Obligations and the Founder Lenders shall receive their Pro-Rata Share of such payment of the Other Obligations.
(d)    As a result of (i) the fact that the ViSalus Blyth Revolving Credit Loans and the ViSalus Founder Revolving Credit Loans are to be made pro-rata in proportion to the Revolving Credit Maximum Amount (as defined in the ViSalus Blyth Revolving Loan Agreement) and the Revolving Credit Maximum Amount (as defined in the ViSalus Founder Revolving Loan Agreement), (ii) the fact that such Revolving Credit Maximum Amounts are in the same exact amount, (iii) the fact that interest rate under each Revolving Loan Agreement is the same, and (iv) pursuant to the above provisions of this Section 2, all payments (whether a prepayment, a payment at maturity, a payment upon acceleration or otherwise) with respect to the Interest Obligations or the Principal Obligations shall be (with the sole exceptions being (x) the Subrogation Received Payments (if any) and (y) as set forth in Section 3(a) below) allocated 50% to Blyth and 50% to the Founder Lenders.
(e)    If Blyth or any Founder Lender, as applicable, obtains (whether directly or indirectly) any payment of any Obligation (whether such payment is voluntary or involuntary or through the exercise of any right or remedy or setoff) and such payment exceeds the amount Blyth or such Founding Lender would have been entitled to receive if all payments had been made and applied and allocated in accordance with this Section 2, then (i) Blyth (if Blyth receives such excess amount) shall hold such excess amount in trust and turn over such excess to the Founder Lenders or (ii) the applicable Founder Lender(s) (if any Founder Lender(s) receives such excess amount) shall hold such excess amount in trust and shall turn over such excess to Blyth, as the case may be, to ensure payments are applied and allocated as set forth in this Section 2. All parties to this Agreement agree that any payment so turned over shall not be considered to have been made to the Lender(s) turning over the payment but, rather, shall be considered made to the Lender(s) who receives the so turned over payment; provided, however, that any such excess amount consisting of the applicable portion of amounts collected on a judgment on a suit brought by a Lender(s) against the Borrower on the Obligations owed to such Lender(s) and which is so turned over shall be considered to have been paid to the Lender(s) so turning over and not to the Lender(s) receiving such turned over payment, and the Lender(s) so turning over shall, anything contained in any Loan Agreement, Note or this Agreement to the contrary notwithstanding, be subrogated, to the extent of the amount so turned over, to the right to receive payment of the applicable Obligations owing to the Lender(s) receiving such turned over payment (any amounts received (by the Lender(s) so turning over) with respect to such subrogation rights (“Subrogation Received Payments”) shall not, for the avoidance of doubt, be subject to the sharing provisions of this Section 2).  Nothing contained in this Section 2(e) shall, or shall be interpreted to, limit the provisions of Section 3(a) below.
(f)    None of the provisions of this Section 2 (or other provisions of this Agreement) shall, or shall be interpreted to, limit or otherwise impair the obligation of the Borrower, which is absolute and unconditional, to timely make payment, when due, of any and all of the Obligations.
(g)    It is acknowledged and agreed that the provisions of this Section 2 (and the other provisions of this Agreement) are material inducements to the respective Lenders entering into the respective Revolving Loan Agreement and making any Revolving Credit Loan under the Revolving Loan Agreements. None of the parties hereto shall take any action to circumvent the provisions of this Section 2 (or other provisions of this Agreement).
(h)    For the avoidance of doubt, the provisions of this Section 2 are absolute and unconditional and shall apply (i) whether or not a Proceeding has occurred and (ii) regardless of any change of circumstances or other event of any kind (provided, that this Section 2(h) shall not, and shall not be interpreted to, limit the provisions of Section 3(a) below).
(i)    For the avoidance of doubt, any payment received by a Lender for a permitted assignment or participation of its interests in a Revolving Loan Agreement or a Note shall not be considered a payment to which this Section 2 shall apply. Reference is hereby made to Section 4 below with respect to certain provisions regarding assignments or participations.
SECTION 3.    CERTAIN ACTIONS.
(a)    In the event that (i) an Event of Default exists under the ViSalus Founder Revolving Loan Agreement and the Founder Lenders declare an Event of Default thereunder (and also, if the Revolving Credit Maturity Date thereunder has not then occurred, accelerate the outstanding Principal Obligations (owed to the Founder Lenders) pursuant to Section 7.2 thereof) and the Founder Lenders subsequently bring a lawsuit against the Borrower to collect on the Obligations owed to the Founder Lenders, (ii) Blyth has not, with reasonable promptness after the commencement of such lawsuit by the Founder Lenders, brought and then prosecuted with reasonable diligence a lawsuit to collect on the Obligations owed to Blyth and (iii) the Founder Lenders obtain a judgment in their suit against the Borrower for the payment of the Obligations owed to the Founder Lenders, then the Founder Lenders shall not have to share (with Blyth) under Section 2 above any amount(s) the Founder Lenders collect on such judgment (the amount of any Interest Obligations and Principal Obligations which the Founder Lenders collect on such judgment is referred to below as the “Founder Interest and Principal Judgment Collection Amount”), and then (A) Blyth shall not have to share any payments which Blyth subsequently receives (after the Founder Lenders have obtained such judgment) with respect to Default Expense Obligations or Other Obligations owed to it and (B) Blyth shall not have to share any part of the payments it receives (after the Founder Lenders have obtained such judgment) with respect to Interest Obligations or Principal Obligations owed to Blyth up to the Founder Interest and Principal Collection Amount (for example, if the Founder Lenders collect (on their judgment) $1,100,000 with respect to Interest Obligations and Principal Obligations (i.e., the Founder Interest and Principal Judgment Collection Amount is $1,100,000), then the first $1,100,000 which Blyth subsequently collects on Principal and Interest Obligations owed to Blyth shall not be subject to Pro-Rata Basis sharing under Section 2).  In the event that (i) an Event of Default exists under the ViSalus Blyth Revolving Loan Agreement and Blyth declares an Event of Default thereunder (and also, if the Revolving Credit Maturity Date thereunder has not then occurred, accelerates the outstanding Principal Obligations (owed to Blyth) pursuant to Section 7.2 thereof) and Blyth subsequently brings a lawsuit against the Borrower to collect on the Obligations owed to Blyth, (ii) the Founder Lenders have not, with reasonable promptness after the commencement of such lawsuit by Blyth, brought and then prosecuted with reasonable diligence a lawsuit to collect on the Obligations owed to the Founder Lenders and (iii) Blyth obtains a judgment in its suit against the Borrower for the payment of Obligations owed to Blyth, then Blyth shall not have to share (with the Founder Lenders) under Section 2 above any amount(s) Blyth collects on such judgment (the amount of Interest Obligations and Principal Obligations which Blyth collects on such judgment is referred to below as the “Blyth Interest and Principal Judgment Collection Amount”), and then (A) the Founder Lenders shall not have to share any payments which the Founder Lenders subsequently receive (after Blyth has obtained such judgment) with respect to Default Expense Obligations or Other Obligations owed to them and (B) the Founder Lenders shall not have to share any part of the payments they receive (after Blyth has obtained such judgment) with respect to Interest Obligations or Principal Obligations owed to the Founder Lenders up to the Blyth Interest and Principal Collection Amount (for example, if Blyth collects (on its judgment) $1,100,000 with respect to Interest Obligations and Principal Obligations (i.e., the Blyth Interest and Principal Judgment Collection Amount is $1,100,000), then the first $1,100,000 which the Founder Lenders subsequently collect on Principal and Interest Obligations owed to the Founder Lenders shall not be subject to Pro-Rata Basis sharing under Section 2).
(b)    Without limiting any other right or remedy of any Lender, to the fullest extent permitted under applicable law, the Lenders shall have the right to bring a single suit against the Borrower with respect to the Obligations (or applicable portion thereof) and the Borrower, to the fullest extent permitted by applicable law, hereby consents to same and waives any right to object to such a single lawsuit.

(c)    In the event of any Proceeding, (i) Blyth hereby covenants to the Founder Lenders that Blyth shall timely file any proof of claim (or the like) with respect to any Obligations owing to Blyth and to otherwise prosecute its claims, with respect to such Obligations, in such Proceeding with reasonable diligence and (ii) the Founder Lenders hereby covenant to the Blyth that the Founder Lenders shall timely file any proof of claim (or the like) with respect to any Obligations owing to the Founder Lenders and to otherwise prosecute their claims, with respect to such Obligations, in such Proceeding with reasonable diligence. If Blyth fails to file such a proof of claim with respect to the Obligations owed to it prior to ten (10) Business Days (as defined in the Revolving Loan Agreements) before the expiration of time to file such proof of claim, the Founder Lenders are hereby authorized as Blyth’s agent and attorney in fact (in such capacity for the limited purpose set out herein) to execute, verify, deliver and file such proof of claim. If any Founder Lender fails to file such a proof of claim with respect to the Obligations owed to him prior to ten (10) Business Days before the expiration of time to file such proof of claim, Blyth is hereby authorized as such Founder Lender’s agent and attorney (in such capacity for the limited purpose set out herein) in fact to execute, verify, deliver and file such proof of claim.

SECTION 4.	MODIFICATIONS, ASSIGNMENTS OR PARTICIPATIONS WITH RESPECT TO THE REVOLVING LOAN AGREEMENTS AND NOTES; TERMINATION OF REVOLVING COMMITMENTS
(a)    In addition to any other requirements under the respective ViSalus Blyth Loan Agreement, no amendment, waiver (including without limitation any forgiveness of any Interest Obligations or Principal Obligations owing to Blyth) or other modification may be made with respect to the ViSalus Blyth Revolving Loan Agreement or the ViSalus Blyth Note without the prior written consent of all of the Founder Lenders, except that with respect to any non-economic provision of the ViSalus Blyth Revolving Loan Agreement which is also non-material, such provision may be modified without such consent of the Founder Lenders as long as written notice of such modification of such non-economic and non-material provision is provided by Blyth to the Founder Lenders as promptly as practical following such modification. In addition to any other requirements under the respective ViSalus Founder Loan Agreement, no amendment, waiver (including without limitation any forgiveness of any Interest Obligations or Principal Obligations owing to any Founder Lender) or other modification may be made with respect to the ViSalus Founder Revolving Loan Agreement or any of the ViSalus Founder Notes without the prior written consent of Blyth, except that with respect to any non-economic provision of the ViSalus Founder Revolving Loan Agreement which is also non-material, such provision may be modified without such consent of Blyth as long as written notice of such modification of such non-economic and non-material provision is provided by the Founder Lenders to Blyth as promptly as practical following such modification. Without limiting what would otherwise be considered economic provisions, it is agreed that economic provisions shall include any provisions with respect to principal of any Revolving Credit Loan or any Note, any interest rate, any payment dates or other times payments are due, the amount of any Obligation, the making of any Revolving Credit Loan(s), the payment of any Obligations, any loan commitment amount, the Revolving Credit Maximum Amount (as respectively defined in each Revolving Loan Agreement), or any assignment or participation and/or the charging of any fee.

(b)    Blyth covenants to the Founder Lenders that Blyth shall not make any assignment or participation of its rights or obligations under the ViSalus Blyth Revolving Loan Agreement or the ViSalus Blyth Note other than assignments or participations permitted under clauses (ii)(a) or (ii)(b) of the first sentence of Section 8.5 of the ViSalus Blyth Revolving Loan Agreement (as constituted on the date hereof) without (in addition to the consent of the Borrower) the prior written consent of the Founder Lenders holding at least 50.1% of the then outstanding ViSalus Founder Revolving Credit Loans (or, if there are not then any outstanding ViSalus Founder Revolving Credit Loans, the holders of at least 50.1% of the then revolving loan commitments under the ViSalus Founder Revolving Loan Agreement). The Founder Lenders covenant to Blyth that the Founder Lenders shall not make any assignment or participation of their rights or obligations under the ViSalus Founder Revolving Loan Agreement or the ViSalus Founder Notes other than assignments or participations permitted under clauses (ii)(a) or (ii)(b) of the first sentence of Section 8.5 of the ViSalus Founder Revolving Loan Agreement as constituted on the date hereof without (in addition to the consent of the Borrower) the prior written consent of Blyth.
(c)    No termination of any revolving loan commitment under any Revolving Loan Agreement shall be made unless same is done in accordance with the terms and provisions of Section 1.8 of the Revolving Loan Agreements as now constituted.
SECTION 5.     INFORMATION; NOTICE OF COLLECTION SUIT. At the request of the Founder Lenders, Blyth shall provide to the Founder Lenders information with respect to the making of any ViSalus Blyth Revolving Credit Loans, any Obligations owing to Blyth under the ViSalus Blyth Revolving Loan Agreement or the ViSalus Blyth Note and any payments made with respect to such Obligations and whether, to the knowledge of Blyth (provided it is understood and agreed that Blyth shall have no liability for having such knowledge or the lack thereof) a Default or Event of Default then exists under the ViSalus Blyth Revolving Loan Agreement and any enforcement action taken by Blyth with respect to such Obligations including without limitation any acceleration. At the request of Blyth, the Founder Lenders shall provide to Blyth information with respect to the making of any ViSalus Blyth Revolving Credit Loans, any Obligations owing to the Founder Lenders under the ViSalus Founder Revolving Loan Agreement or any of the ViSalus Founder Notes and any payments made with respect to such Obligations and whether, to the knowledge of the Founder Lenders (provided it is understood and agreed that the Founder Lenders shall have no liability for having such knowledge or the lack thereof) a Default or Event of Default then exists under the ViSalus Founder Revolving Loan Agreement and any enforcement action taken by any Founder Lender with respect to such Obligations including without limitation any acceleration.. If any Lender(s) (i) commences a suit against the Borrower to collect the Obligations owed to such Lender(s) or (ii) accelerates payment of the principal Obligations under Section 7.2 of the applicable Revolving Loan Agreement, such Lender(s) shall promptly notify the other Lender(s) of such commencement or acceleration, as the case may be. The confidentiality provisions of the Revolving Loan Agreements shall not, and shall not be interpreted to, limit the exchange of any information among the Lenders or to otherwise limit communications among them.

SECTION 6.	REPRESENTATIONS AND WARRANTIES.

(a)    Each party hereto (on its own behalf and not with respect to any other party hereto) hereby represents and warrants to the other parties hereto that:
(i)    to the extent such party is not a natural person, such party is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii)    such party has the power and authority to execute and deliver this Agreement and to perform his or its obligations under this Agreement;
(iii)    to the extent such party is not a natural person, the execution, delivery and performance by such party of this Agreement have been duly authorized by all necessary action; and
(iv)    this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 7.	NOTICES.
All notices, requests and other communications provided for hereunder shall be in writing and personally delivered, sent by overnight mail by Federal Express or other nationally recognized overnight courier service, sent by certified or registered mail, (return receipt requested) or telecopied (copies of all telecopier notices shall also be sent by overnight courter or such mail),
(a)    if to Blyth, at the address or telecopier number set forth below:
Blyth, Inc.
One East Weaver Street
Greenwich, Connecticut 06831
Attention: Treasurer or Assistant Treasurer
Telecopy No.: 203-552-4644
(b)    if to the Founder Lenders, at the following respective address or telecopier number set forth below:
Ryan Blair
c/o ViSalus, Inc.
340 East Big Beaver Road, Suite 400
Troy, Michigan 48083
Telecopy No.: 248-526-0378

Nick Sarnicola
233 N. Coconut Lane
Miami Beach, Florida 33134

Telecopy No.: 213-596-1467

Blake Mallen
c/o ViSalus, Inc.
340 East Big Beaver Road, Suite 400
Troy, Michigan 48083
Telecopy No.: 248-526-0378

Robert Goergen
c/o Ropart Asset Management
1 East Weaver Street
Greenwich, CT 06831
Telecopy No.: 203-861-0977

(c)    if to the Borrower, at the address or telecopier number set forth below:
ViSalus, Inc.
340 East Big Beaver Road, Suite 400
Troy, Michigan 48083
Attn: Tyler P. Schuessler, Chief Administrative Officer
Telecopy No. 248-526-0378

All such notices and communications shall be deemed to have been duly given or made when delivered by hand, or one Business Day (as defined in the Revolving Loan Agreements) after being sent by overnight mail by Federal Express or other nationally recognized overnight courier service, four Business Days after being deposited in the mail (certified or registered), first class postage prepaid, or, in the case of telecopy notice, when sent and confirmation of receipt of such telecopy is received (which may include electronic confirmation). Any change in notice address and telecopier number for any party hereto shall only be effective upon written notice (sent in accordance with the above provisions) to each other party hereto of such change.

SECTION 8.	BENEFIT OF AGREEMENT; RELATIVE RIGHTS.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by each party hereto and their respective successors, permitted assigns, heirs and representatives. Without limiting the generality of the immediately preceding sentence, all participants interests in any of the Revolving Credit Loans shall be bound by this Agreement.

SECTION 9.	COUNTERPARTS; FAX OR EMAIL SIGNATURES.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Fax signatures shall be treated as original signatures, and signatures sent by email (including by portable document format) for all purposes of this Agreement, including enforcement of this Agreement against any party hereto for a breach of this Agreement.

SECTION 10.	EFFECTIVENESS.
This Agreement shall become effective upon execution of this Agreement by all parties hereto.

SECTION 11.	HEADINGS FOR CONVENIENCE ONLY.
The headings and subheadings of or used in the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

SECTION 12.	AMENDMENT OR WAIVER.
No term or other provisions of this Agreement may be amended, supplemented, waived or otherwise modified except with the written consent of the Borrower, Blyth and all of the Founder Lenders; except that with respect to matters among the Lenders themselves a term or other provision may be amended, waived or otherwise modified with the written consent of Blyth and all of the Founder Lenders, and the consent of the Borrower shall not be required.

SECTION 13.	INCONSISTENT PROVISIONS.
If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any Revolving Loan Agreement or any Note, the provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

SECTION 14.	GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK.

SECTION 15.	WAIVER OF JURY TRIAL.
EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY

OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, WAIVERS, OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 16.	JURISDICTION.
Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself or himself and its or his property in any legal action or proceeding arising out of or otherwise related to or connected with this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive personal jurisdiction of any state or federal court sitting in the City of New York;
(b)    consents that any such action or proceeding may be brought in such courts, and waives any objection that such party may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, or by overnight courier, to such party, at its or his current address for notices pursuant to Section 7 above;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the other parties thereto (or its or his successors, permitted assigns, heirs or representatives) to bring any legal action or proceeding in any other jurisdiction; and
(e)    Borrower agrees that, notwithstanding the foregoing, any action brought by the Borrower against any Lender(s) shall be commenced and maintained only in a state or federal court sitting in the City of New York.
SECTION 17.    FURTHER ASSURANCE.

Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

SECTION 18.    DISGORGEMENT.

Any Surrendered Payment shall not be considered a payment for purposes of this Agreement. If at any time any Lender (the “Sender”) turns over a payment to another Lender(s) (the “Recipient”) pursuant to this Agreement and the Sender is then subsequently required to disgorge or otherwise return the proceeds which gave rise to such turned over payment (whether in connection with a Proceeding or otherwise), then the Recipient shall promptly return such payment to the Sender and upon such return such turned over payment by the Sender to the Recipient shall not be considered to have been made for purposes hereof.

SECTION 19.    INTERPRETATION.
Whenever the context herein so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice-versa.  The word “including”, whenever used herein shall mean “including, but not limited to,” whether or not the phrase “, but not limited to,” or similar phrase, accompanies such word.  Each party acknowledges that such party and its counsel have had an opportunity to review and negotiate the terms and provisions of this Agreement and no rule of strict construction shall be used with respect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VISALUS, INC.

By:/s/Todd A. Goergen
Name:    Todd A. Goergen
Title:    Chief Operating Officer

Signature Page to Intercreditor Agreement

BLYTH, INC.

By:/s/Michael Novins
Name:    Michael Novins
Title:    Vice President

Signature Page to Intercreditor Agreement

FOUNDER LENDERS:

/s/Ryan Blair
Ryan Blair

/s/Nick Sarnicola
Nick Sarnicola

/s/Blake Mallen
Blake Mallen

/s/Robert Goergen
Robert Goergen

Signature Page to Intercreditor Agreement